UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

FACE PRINT GLOBAL SOLUTIONS, INC.
(Exact name of small business issuer as specified in its charter)
Wyoming	33-0619256
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 E. Herndon Avenue, Suite 115, Fresno, CA 93720
(Address of principal executive offices)

Registrant's telephone number including area code: (559) 436-1060

(Former name, former address and former fiscal year, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 1, 2005, Pierre Cote resigned as the registrant's principal financial officer. Mr. Cote remains as the registrant's president, and remains in his position as one of the registrant's directors.

(c) On February 1, 2005, the registrant appointed Jean R. Lajoie as the registrant's principal financial officer, and as a member of the board of directors. Mr. Lajoie has filled a vacancy on the board of directors.

Mr. Lajoie served as president of St.-Aix Groupe Conseil from 1999 to 2004, and served as CFO of Cogniscience from May 2000 to April 2001.

A professional accountant and lawyer, Mr. Lajoie holds a masters' degree in accounting and a bachelor of law degree. Born and raised in Ottawa, Canada, his career includes teaching in accounting, finance and corporate law at three Canadian universities (Ottawa, Montreal and Laval), as well as the practice of public accounting (Ernst and Young) and corporate law in Ottawa, Montreal and Quebec. As executive assistant to a federal deputy minister in the Canadian government, Mr. Lajoie was involved in the reform of federal corporate law in Ottawa (the Canada Business Corporations Act). He also participated in a major study on a proposed Federal Canadian Securities Act.

Between 1982 and 1986, Jean Lajoie served as CFO of Soquip, a Quebec company that explores gas transmission and distribution networks. Mr. Lajoie was extensively involved in oil and gas operations before joining Burns Fry in Montreal in 1986, where he was responsible for corporate finance, mergers and acquisition transactions. He was named to the board of directors of Burns Fry in 1990. Two years later, Mr. Lajoie left Burns Fry to launch the Saint-Aix Financial Advisory Group.

Appointed liquidator of Investors Overseas Services in the late 1960s by the Supreme Court of New Brunswick, Mr. Lajoie was responsible for realizing the assets of this mutual fund giant, whose operations had fallen under the influence of fraudulent management. The experience acquired in securities work was responsible for his appointment to the Quebec Securities Commission as commissioner responsible for the drafting of a new securities law for Quebec, which was enacted in 1982 and is still in force.

A frequent lecturer and panelist on issues of corporate finance, law accounting, mergers and acquisitions, Mr. Lajoie was a member of the Canadian Institute of Chartered Accountants Accounting Research Committee for seven years, as well as a member of the Accounting Advisory Board for three years. He is the author of the 300-page Business Combinations and Consolidated Financial Statements published by Laval University Press.

Mr. Lajoie is a past president of the Quebec Special Olympics, and has been a member of several boards of directors, including that of Fonorola, sold to Call-Net in 1998. He also sits on the board of Montreal-based Olameter, a communications and data management services provider.

A brief description of the material terms of Mr. Lajoie's employment agreement is as follows: Mr. Lajoie is to serve as the Chief Financial Officer and as a member of the board of directors of the registrant for a period of three years beginning with February 1, 2005. Mr. Lajoie shall receive as compensation $120,000 per year, and 200,000 shares of the registrant's common stock on February 1, 2005, and 150,000 shares per fiscal quarter for the next 12 fiscal quarters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Face Print Global Solutions, Inc.
February 1, 2005

/s/ Pierre Cote
___________________________________________
Pierre Cote,
President of Face Print Global Solutions, Inc.